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                                                                     Exhibit 5.0

                         [HOLLAND & KNIGHT LETTERHEAD]



                                  May 15, 1996

Romac International, Inc.
120 West Hyde Park Place
Suite 200
Tampa, Florida 33606

         Re:      Registration Statement on Form S-1
                  (File No. 333-03393)

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-03393), filed by Romac International, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the "Securities Act") an aggregate of 3,036,000 shares (the "Common Stock") of the authorized common stock, par value $.01 per share, of the Company being offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement"), between the Company, certain selling shareholders of the Company, and Robert W. Baird & Co. Incorporated and Prudential Securities Incorporated, as representatives of the underwriters.

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if sold in accordance with the Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                      Very truly yours,

                                      HOLLAND & KNIGHT



                                      By: /s/ ROBERT J. GRAMMIG
                                         -------------------------------
                                         Robert J. Grammig

RJG/ktw